                                                                    Exhibit 10.3
                                                  Loan Identification No.:  F003



                    UNSECURED LINE OF CREDIT LOAN AGREEMENT

                                By and Between


                             BRE PROPERTIES, INC.,
                                 as Borrower,

                                      and

                           BANK OF AMERICA NATIONAL
                        TRUST AND SAVINGS ASSOCIATION,
                                   as Lender


                         Dated as of November 17, 1997

                                TABLE OF CONTENTS
                                -----------------

                                                                                 PAGE
                                                                                 ----
CERTAIN DEFINITIONS.............................................................  1


1.   LINE OF CREDIT AMOUNT AND TERMS............................................  9
     1.1      Line of Credit Amount.............................................  9
              ---------------------
     1.2      Availability Period............................................... 10
              -------------------
     1.3      Interest Rate..................................................... 10
              -------------
     1.4      Loan Documents.................................................... 10
              --------------

 2.  FEES, EXPENSES............................................................. 11
     2.1      Fees.............................................................. 11
              ----
     2.2      Expenses and Costs................................................ 11
              ------------------

3.   DISBURSEMENTS, PAYMENTS AND COSTS.......................................... 12
     3.1      Requests for Credit............................................... 12
              -------------------
     3.2      Disbursement and Payment Record................................... 12
              -------------------------------
     3.3      Authorization..................................................... 12
              -------------
     3.4      Banking Days...................................................... 12
              ------------

4.   CONDITIONS................................................................. 13
     4.1      Documentary Conditions............................................ 13
              ----------------------
     4.2      Non-Documentary Conditions........................................ 13
              --------------------------

5.   REPRESENTATIONS AND WARRANTIES............................................. 14
     5.1      Organization of the Borrower; Good Standing....................... 14
              -------------------------------------------
     5.2      Authorization; Enforceable Agreement.............................. 14
              ------------------------------------
     5.3      Financial Information............................................. 15
              ---------------------
     5.4      Lawsuits.......................................................... 16
              --------
     5.5      Title to Assets................................................... 16
              ---------------
     5.6      Permits, Franchises............................................... 16
              -------------------
     5.7      Income Tax Returns................................................ 16
              ------------------
     5.8      ERISA Plans....................................................... 16
              -----------
     5.9      Other Obligations................................................. 17
              -----------------
     5.10     Event of Default.................................................. 17
              ----------------
     5.11     Status as a REIT.................................................. 17
              ----------------

6.   COVENANTS.................................................................. 17
     6.1      Use of Proceeds................................................... 17
              ---------------
     6.2      Financial Information............................................. 18
              ---------------------
     6.3      Other Information................................................. 19
              -----------------
     6.4      Financial Covenants............................................... 19
              -------------------
     6.5      Taxes and Other Liabilities....................................... 21
              ---------------------------
     6.6      Notices to the Bank............................................... 22
              -------------------
     6.7      Audits; Books and Records......................................... 22
              -------------------------
     6.8      Compliance with Laws.............................................. 22
              --------------------
     6.9      Preservation of Rights............................................ 23
              ----------------------
     6.10     Maintenance of Properties......................................... 23
              -------------------------
     6.11     Insurance......................................................... 23
              ---------
     6.12     ERISA Plans....................................................... 23
              -----------

                              TABLE OF CONTENTS
                              -----------------
                                 (continued)

                                                                                 PAGE
                                                                                 ----
     6.13     Indemnity of Guarantors........................................... 24
              -----------------------
     6.14     Additional Negative Covenants..................................... 24
              -----------------------------
     6.15     Continued Status as a REIT; Prohibited
              Transactions.....................................................  25
              ------------
     6.16     NYSE Listed Company..............................................  25
              -------------------
     6.17     Conduct of Business............................................... 25
              -------------------
     6.18     Delivery of Guaranties............................................ 26
              ----------------------
     6.19     Cooperation....................................................... 26
              -----------

7.   COLLATERAL; OTHER SPECIAL PROVISIONS....................................... 26
     7.1      Collateral........................................................ 26
              ----------
     7.2      Other Special Provisions.......................................... 26
              ------------------------

8.   DEFAULT.................................................................... 27
     8.1      Failure to Pay.................................................... 27
              --------------
     8.2      False Information................................................. 28
              -----------------
     8.3      Bankruptcy........................................................ 28
              ----------
     8.4      Receivers; Dissolution............................................ 28
              ----------------------
     8.5      Lawsuits.......................................................... 28
              --------
     8.6      Judgments......................................................... 28
              ---------
     8.7      ERISA Plans....................................................... 28
              -----------
     8.8      Government Action................................................. 29
              -----------------
     8.9      Material Adverse Change........................................... 29
              -----------------------
     8.10     Other Breach Under This Agreement or Other Loan
              Documents......................................................... 29
              ---------
     8.11     Cross-Default..................................................... 29
              -------------

9.   ENFORCING THIS AGREEMENT; MISCELLANEOUS.................................... 30
     9.1      Remedies.......................................................... 30
              --------
     9.2      California Law.................................................... 30
              --------------
     9.3      Arbitration....................................................... 30
              -----------
     9.4      Presentment, Demands and Notice................................... 30
              -------------------------------
     9.5      Indemnification................................................... 31
              ---------------
     9.6      Attorneys' Fees................................................... 31
              ---------------
     9.7      Notices........................................................... 32
              -------
     9.8      Successors and Assigns............................................ 32
              ----------------------
     9.9      No Third Parties Benefited........................................ 32
              --------------------------
     9.10     Integration; Relation to Any Loan Commitment;
              Headings.......................................................... 32
              --------
     9.11     Interpretation.................................................... 33
              --------------
     9.12     Severability; Waivers; Amendments................................. 33
              ---------------------------------
     9.13     Counterparts...................................................... 34
              ------------

                                   UNSECURED
                         LINE OF CREDIT LOAN AGREEMENT


     This Unsecured Line of Credit Loan Agreement (the "Agreement"), dated as of November 17, 1997 is between BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (the "Bank") and BRE PROPERTIES, INC., a Maryland corporation (the "Borrower").

     A. The Bank, together with certain other lenders, has agreed to make advances to the Borrower (the "Prior Facility") in accordance with an Amended and Restated Unsecured Line of Credit Loan Agreement between the Borrower and the Bank dated July 8, 1997, as amended by the Amended and Restatement Modification Agreement to Syndicate Loan, dated as of July 8, 1997 (as so amended, the "Prior Loan Agreement").

     B. The Borrower desires to terminate the credit facilities provided for in the Prior Loan Agreement, and has requested that the Bank agree to provide the Borrower with the credit facility provided for hereunder, in the form of a line of credit (the "Line of Credit") under which advances will be made available to the Borrower in the maximum amount of $265,000,000. Subject to the terms and conditions hereof and of the other Loan Documents (as defined below), the Bank is willing to make the Line of Credit available to the Borrower.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

                              CERTAIN DEFINITIONS
                              -------------------

          The following terms used in this Agreement shall have the following meanings (such meanings to be applicable, except to the extent otherwise indicated in a definition of a particular term, both to the singular and the plural forms of the terms defined; other terms are defined elsewhere in the Agreement):

          "Accommodation Obligations", as applied to any Person, means any
           -------------------------
Indebtedness or other Contractual Obligation or liability, contingent or otherwise, of another Person in respect of which that Person is liable, including, without limitation, any such indebtedness, obligation or liability directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including in respect of any partnership in which that Person is a general partner, Contractual Obligations (contingent or otherwise) arising through any agreement to purchase, repurchase or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make payment other than for value received.

          "Affiliate" means, as to any Person, any other Person which, directly
           ---------
or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

          "Applicable Capitalization Rate" means (i) (a) 9.5% for a real
           ------------------------------
property asset improved with an apartment project, (b) 10.0% for a real property asset improved with a shopping center or similar retail project, and (c) 10.5% for a real property asset improved with an industrial or other commercial project and for a real property asset (including apartment and retail projects) that is subject to a land lease; or in each such case, such other rate as the
                                 --
Bank may establish from time to time (taking into consideration such factors as the location and type of such real estate asset), but no more often than once in any calendar year, as the applicable capitalization rate for a real property asset of that type. (All references in this Agreement to "apartment project" shall be understood to mean multi-family residential properties held for rental.)

          "Applicable Facility Fee Percentage" means, as of any date of
           ----------------------------------
determination, (i) if no Rating is then in effect, 0.20%; or (ii) effective on
                                                          --
the first day of the fiscal quarter following the Borrower's obtaining a Rating (or a change in the then-effective Rating) and giving written notice thereof to the Bank, the Applicable Facility Fee Percentage set forth below in the definition of "Applicable Margin" opposite the then Rating (as determined in accordance with the definition of "Applicable Margin") of the Borrower. As of the date of this Agreement, the Borrower has obtained Ratings of (x) BBB from Standard & Poor's, (y) Baa2 from Moody's Investor's Service, and (z) BBB+ from Duff & Phelps, Inc., and the Applicable Facility Fee Percentage for the current calendar quarter is 0.15%.

          "Applicable Margin" means, as of any date of determination, (i) if no
           -----------------
Rating is then in effect, 1.35%; or (ii) effective on the first day of the
                                 --
fiscal quarter following the Borrower's obtaining a Rating (or a change in the then-effective Rating) and giving written notice thereof to the Bank, the Applicable Margin set forth below opposite the then Rating (as hereinbelow determined) of the Borrower:

                                             Applicable
     Rating                                  Facility Fee
     (S&P/Moody's)     Applicable Margin     Percentage
     -------------     ------------------    -----------
     A-/A3 or better         0.55%                0.10%
     BBB+/Baal               0.60%                0.15%
     BBB/Baa2                0.70%                0.15%
     BBB-/Baa3               1.00%                0.20%
     below BBB-/Baa3         1.35%                0.20%

As used herein, the term "Rating" shall mean the rating of the Borrower's senior long-term unsecured debt obligations, as determined by one or more Rating Agencies. If two Ratings are obtained by the Borrower, then the lower Rating shall control for purposes of determining the Applicable Margin; provided, however, that if the difference between the two Ratings is greater than two levels, then the Bank shall reasonably determine the average of such Ratings, which shall control (and, if such average is greater than one of the rating levels specified in the foregoing table but less than the next higher rating level, the lower of the two rating levels shall be deemed the average of the two Ratings for purposes of determining the Applicable Margin). If three or more Ratings are obtained by the Borrower, then all but the two highest Ratings shall be disregarded, and the Applicable Margin shall be determined in accordance with the preceding sentence as if such two highest Ratings were the only two Ratings obtained. If the Borrower shall obtain a Rating from a Rating Agency other than Standard & Poor's Corporation or Moody's Investor's Service, Inc., then the Bank shall reasonably determine the rating-level equivalents of such other Rating Agency for purposes of determining the Applicable Margin in accordance with the matrix above. Based on the Borrower's current Ratings, the Applicable Margin for the current calendar quarter is 0.70%.

          "Borrower Entity" means each Person in which the Borrower, directly or
           ---------------
indirectly, has made an Investment, whether or not under GAAP the financial results of such Person are reported on a consolidated basis with the results of the Borrower.

          "Contractual Obligation", as applied to any Person, means any
           ----------------------
provision of any securities issued by that Person or any indenture, mortgage, deed of trust, lease, contract, undertaking, document or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

          "CPA" means Ernst & Young, LLP, any other "big six" accounting firm or
           ---
another firm of certified public accountants of national standing selected by the Borrower and acceptable to the Bank.

          "Current Value Method" means, with respect to each real property asset
           --------------------
as of any date: (i) if such real property has not been operated under the Borrower's (or a Borrower-controlled Affiliate's) ownership for at least three
(3) months, on a cost basis, as reflected in the Borrower's books in accordance with GAAP; and (ii) in any other case, capitalization of the Net Operating Income for such real property for the four (4) most recent calendar quarters (or, if the Borrower has owned a real property asset for less than such time period, then the annualized Net Operating Income for such real property based on of of ownership by the Borrower), as certified by the Borrower to the Bank, at an annual rate equal to the Applicable Capitalization Rate.

          "Debt Service" means, for the most recent three (3) month period,
           -------------
Interest Expense for such period plus scheduled or otherwise required principal
                                 ----
amortization (i.e., excluding any balloon payment due at maturity) for such
              ----
period on all of the Borrower's Indebtedness, determined on a consolidated basis, plus all dividends accrued during such period in respect of any and all
       ----
outstanding preferred shares of the Borrower, whether or not declared or paid.

          "EBITDA" means, for the most recent three (3) month period, (i) the
           ------
sum of (a) the Borrower's consolidated net income as determined in accordance with GAAP, (b) depreciation and amortization expense and other non-cash items deducted on the Borrower's consolidated financial statements in determining such net income, (c) interest expense (as it appears on the Borrower's consolidated income statement in accordance with GAAP), and (d) taxes imposed by any jurisdiction upon the Borrower's or any consolidated Borrower Entity's net income, absent the effect of extraordinary items or asset sales or write-ups or forgiveness of Indebtedness; minus (ii) the sum of (a) $50 per apartment unit in
                             -----
the case of a real property asset, owned by the Borrower or any consolidated Borrower Entity, that is improved with an apartment project, and (b) in the case of any other real property asset owned by the Borrower or any consolidated Borrower Entity, $0.125 for each rentable square foot of the improvements thereon.

          "Effective Date" means the date on which all conditions precedent set
           --------------
forth in Section 4 are satisfied or waived by the Bank.

          "Funds From Operations" means, for any period, the Borrower's
           ---------------------
consolidated net income (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. (Adjustments for unconsolidated partnerships and joint ventures shall be calculated to reflect funds from operations on the same basis.)

          "GAAP" means generally accepted accounting principles set forth in the
           ----
opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

          "Gross Offering Proceeds" means all cash proceeds received by the
           -----------------------
Borrower as a result of the sale of common, preferred or other classes of stock in the Borrower (if and only to the extent reflected in stockholders' equity on the consolidated balance sheet of the Borrower prepared in accordance with
GAAP), without deduction for any costs and discounts of issuance paid by the
       ------- ---------
Borrower.

          "Guaranty" means a guaranty of the Borrower's obligations under the
           --------
Loan Documents, executed by one or more Material Borrower Entities, in substantially the form of Exhibit B.
                          ---------

          "Guarantor" means each Borrower Entity that is a party to a Guaranty.
           ---------

          "Indebtedness", as applied to any Person (and without duplication),
           ------------
means (i) all indebtedness, obligations or other liabilities for borrowed money,
(ii) all indebtedness, obligations or other liabilities evidenced by notes, bonds, debentures or other similar instruments, (iii) all reimbursement obligations and other liabilities with respect to letters of credit, banker's acceptances, surety bonds or similar instruments issued for such Person's account, (iv) all obligations to pay the deferred purchase price of property or services, (v) all obligations in respect of capital leases, (vi) all Accommodation Obligations, and (vii) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien on any asset of such Person, whether or not such indebtedness, obligations or liabilities are assumed by, or are a personal liability of, such Person (including, without limitation, the principal amount of any assessment or similar indebtedness encumbering any asset).

          "Intangible Assets" means all assets that would be classified as
           -----------------
intangible assets under GAAP, including, without limitation, goodwill, patents, trademarks, trade names, copyrights and franchises, treasury stock held by the Borrower or any consolidated Borrower Entity, and deferred charges (including but not limited to unamortized debt discount and expense, organization expenses, experimental and development expenses, but excluding prepaid expenses).

          "Interest Expense" means, for any period, the total interest expense
           ----------------
of the Borrower, whether paid, accrued or capitalized (including the interest component of capital leases), for such period, determined on a consolidated basis.

          "Investment" means in the case of each Borrower Entity, the Borrower's
           ----------
total investment therein determined on the basis of actual cost, including all equity contributions, loans, advances and guaranties or other contractual undertakings in the nature thereof, whether funded or committed.

          "Lien" means any mortgage, deed of trust, pledge, hypothecation,
           ----
assignment, deposit arrangement, security interest, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including without limitation any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement or document having similar effect (other than a financing statement filed by a "true" lessor pursuant to Section 9408 of the Uniform Commercial Code) naming the owner of the asset to which such Lien relates as debtor, under the Uniform Commercial Code or other comparable law of any jurisdiction.

          "Line of Credit" means the line of credit described in Section 1.1.
           --------------

          "Material Adverse Effect" means, with respect to a Person, a material
           -----------------------
adverse effect upon the condition (financial or otherwise), operations, performance or properties of such Person. The phrase "has a Material Adverse Effect" or "will result in a Material Adverse Effect" or words substantially similar thereto shall in all cases be intended to mean "has resulted, or will or could reasonably be anticipated to result, in a Material Adverse Effect", and the phrase "has no (or does not have a) Material Adverse Effect" or "will not result in a Material Adverse Effect" or words substantially similar thereto shall in all cases be intended to mean "does not or will not or could not reasonably be anticipated to result in a Material Adverse Effect".

          "Material Borrower Entity" means a Borrower Entity as which either of
           ------------------------                                   ------
the following conditions exists: (i) the Borrower's pro rata share of the assets of such Borrower Entity (as reflected on the GAAP-prepared financial statements of the Borrower Entity) exceeds $30,000,000 at the end of any fiscal quarter, with "pro rata" share being the Borrower's effective percentage ownership of the Borrower Entity; or (ii) the Borrower's pro rata share of the
                                  --
Borrower Entity's consolidated net income exceeds five percent (5%) of the Borrower's consolidated net income for the immediately preceding four fiscal quarters, determined in accordance with GAAP.

          "Net Operating Income" means, at any time with respect to any real
           --------------------
property asset, the cash-basis net operating income of such real property determined on a basis consistent with the operating statements provided by the Borrower to the Bank prior to the Effective Date, adjusted as follows: (i) by deducting, in respect of capital reserves, on an annualized basis: (a) $200 per apartment unit in the case of a real property asset improved with an apartment project, and (b) in the case of any other real property asset, $0.50 for each rentable square foot of the improvements thereon; and (ii) by deducting (to the extent not already deducted in determining such net operating income) actual management fees paid in respect of the management of such real property asset for the period in question.

          "Person" means any natural person, employee, corporation, limited
           ------
partnership, general partnership, joint stock company, limited liability company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or any other non-governmental entity, or any governmental authority.

          "Prudential Indebtedness" means the unsecured Indebtedness of the
           -----------------------
Borrower to The Prudential Life Insurance Company of America in the original principal amount of $73,000,000.

          "Rating Agency" means each of Standard & Poor's Corporation, Moody's
           -------------
Investor's Service, Inc., Duff and Phelps and Fitch Investors or such other nationally recognized rating service or services as may be mutually agreed upon by the Borrower and the Bank.

          "Real Property" means all improved, income-producing real property (i)
           -------------
owned in fee entirely by the Borrower or by a consolidated, controlled Borrower Entity that has executed and delivered a Guaranty, and (ii) as to which at least eighty-five percent (85%) of (a) the apartment units (in the case of real property improved with an apartment project) or (b) the net rentable square footage of the improvements thereon, in the case of all other real property, is occupied by tenants, under written leases, who have commenced paying rent.

          "Secured Indebtedness" means all Indebtedness of the Borrower
           --------------------
(determined on a consolidated basis) that is secured by a Lien on any real property asset of the Borrower or any Borrower Entity.

          "Tangible Net Worth" means, at any time, (i) shareholders' equity, as
           ------------------
shown on the Borrower's consolidated financial statements prepared in accordance with GAAP, exclusive of minority interests, minus (ii) all Intangible Assets.
                                            -----

          "Total Assets" means, at any time, the sum of (i) the aggregate value,
           ------------
as determined using the Current Value Method, of all real property assets (including Real Property) wholly owned by the Borrower or any Borrower Entity the financial results of which are reported on a consolidated basis with the results of the Borrower and of which the Borrower is a general partner or managing member or the holder of a majority of the outstanding equity interests, plus (ii) the book value (net of any applicable reserves) of all other assets (excluding Intangible Assets) of the Borrower as shown on its most recent quarterly financial statements prepared in accordance with GAAP.

          "Total Liabilities" means (i) all Indebtedness of the Borrower,
           -----------------
whether or not such Indebtedness would be included as a liability on the balance sheet of the Borrower in accordance with GAAP, plus (ii) all other liabilities
                                               ----
of every nature and kind of the Borrower that would be included as liabilities on the balance sheet of the Borrower in accordance with GAAP (other than minority interests), in each case, determined on a consolidated basis.

          "Total Real Property Market Value" means, at any time, the aggregate
           --------------------------------
value of all Real Properties as determined using the Current Value Method.

          "Total Real Property Market Value of Unencumbered Real Property"
           --------------------------------------------------------------
means, at any time, the aggregate value of all Unencumbered Real Properties as determined using the Current Value Method.

          "Unencumbered Real Property" means all Real Property as to which (i)
           --------------------------
neither such Real Property, nor any interest in the Person owning such Real Property, is subject to any Lien (other than Liens in respect of nondelinquent real estate taxes or assessments) or to any agreement (other than this Agreement or any other Loan Document, and including any provision of such Person's charter documents) that (A) prohibits the creation of any Lien thereon as security for Indebtedness of the Person owning such Real Property; or (B) limits the Indebtedness owed to the Bank in respect of which such Real Property may be encumbered to less than the full market value (determined using the Current Value Method) of such Real Property; and (ii) no event described in Section 8.3 or Section 8.4 has occurred and is continuing with respect to the Person that owns such Real Property (and including, for purposes of this definition only, any such event with respect to a Guarantor, whether or not it is a Material Borrower Entity, other than a merger or liquidation of a Guarantor into a Material Borrower Entity or the Borrower).

          "Unsecured Indebtedness" means Indebtedness of the Borrower not
           ----------------------
secured by a Lien, determined on a consolidated basis.

          "Unsecured Interest Expense" means, for any period, the greater of (i)
           --------------------------
total interest expense of the Borrower, whether paid, accrued or capitalized, in respect of Unsecured Indebtedness for such period, or (ii) such interest as would have accrued for such period on the time-weighted average outstanding principal of all Unsecured Indebtedness outstanding during such period at the rate of nine percent (9%) per annum.

1.  LINE OF CREDIT AMOUNT AND TERMS

    1.1   Line of Credit Amount.
          --------------------

          (a) During the Availability Period described below, the Bank will provide a line of credit (also referred to as the "Loan") to the Borrower. The amount of the Line of Credit is Two Hundred Sixty-Five Million Dollars ($265,000,000) (the "Commitment" or the "Maximum Loan Amount"); provided that the Borrower shall have the right, upon each anniversary of the Effective Date, to reduce the Commitment by up to $150,000,000 in the aggregate, in increments of $10,000,000 or integral multiples of $10,000,000. Each such reduction shall become effective on the date both of the following conditions have been satisfied:

          (i) The Borrower shall have given at least ten (10) Business Days' prior written notice to the Bank irrevocably and unconditionally reducing the Commitment, as of such anniversary, in an amount equal to $10,000,000 or an integral multiple of $10,000,000 that, together with all prior reductions in the Commitment, does not exceed $150,000,000; and
                                                                 ---
          (ii) if the aggregate principal balance of all advances under the Loan Documents then outstanding exceeds the Commitment as so reduced, the Borrower shall have made a voluntary prepayment of principal of such advances, in accordance with the applicable provisions of the Note and the Loan Documents, in an amount sufficient to reduce the aggregate outstanding balance thereof to such reduced amount of the Commitment or less, together with accrued and unpaid interest on the amount of such prepayment and any applicable "Prepayment Premium" payable under the Note or any other Loan Documents.

No such reduction of the Commitment shall relieve the Borrower of any obligation in respect of any fees paid or accrued prior to the date of such reduction.
Upon the effectiveness of each such reduction, all references to the "Commitment" or the "Maximum Loan Amount" shall be understood to mean and refer to a loan facility of an amount equal to $265,000,000 less the aggregate amount of the reductions in the Commitment that have been so effected (including by reason of prior reductions, if any).

          (b) This is a revolving line of credit. During the Availability Period, the Borrower may from time to time repay principal amounts (subject to the provisions of Exhibit B to the Note referred to below) and reborrow such principal, subject to compliance with the terms and conditions of the Loan Documents referenced in Section 1.4 below.

          (c) Each advance under the Line of Credit must be for at least Five Hundred Thousand Dollars ($500,000), or for the amount of the remaining available Line of Credit if less.

          (d) The Borrower agrees not to permit the aggregate principal amount of all advances under the Loan Documents outstanding at any time to exceed the Commitment.

     1.2  Availability Period.
          -------------------

          The Line of Credit is available (the "Availability Period") between the date of this Agreement and the Maturity Date (as defined in the Note), subject to the provisions of Section 3.1 below. If there is an Event of Default, then, in addition to the Bank's other remedies, the Bank may terminate the Availability Period and may require the Borrower to repay any amounts outstanding under the Line of Credit, or any other credit facilities provided by the Bank pursuant to the Loan Documents, immediately.

     1.3  Interest Rate.
          -------------

          Borrower is executing a new promissory note (the "Note") in the amount of the Commitment evidencing advances made under the Loan Documents and payable to the Bank. The Note sets forth certain provisions regarding the interest rate and certain other terms and conditions applicable to the credit facilities provided pursuant to the Loan Documents. Promptly following the Effective Date, the Bank shall mark the promissory note executed and delivered by the Borrower pursuant to the Prior Loan Agreement "superseded" and return it to the Borrower.

     1.4  Loan Documents.
          --------------

          The "Loan Documents" are the documents indicated below, each dated as of the date of this Agreement unless indicated otherwise. A capitalized term used in this Agreement but not defined herein has the meaning given to such term in the other Loan Documents.

          (a)  This Agreement;

          (b)  The Note;

          (c) A Guaranty from BRE Property Investors LLC and each other Material Borrower Entity or other Borrower Entity owning any real property asset to be included as Unencumbered Real Property as of the date of this Agreement;

          (d) The supplemental letter executed by the Borrower in favor of the Bank (the "Supplemental Letter");

          (e) Corporate Resolution to borrow, certified by the Corporate Secretary of the corporation. The Corporate Resolution shall also contain a Certificate of Incumbency for the authorized signing officers, containing their specimen signatures and certified by the Corporate Secretary; and

          (f) Resolutions, or other required action, by each Material Borrower Entity or other Guarantor with respect to the execution and delivery of its Guaranty, together with a Certificate of Incumbency for the authorized signing officers, containing their specimen signatures and certified by such Material Borrower Entity's or other Guarantor's Secretary (or the equivalent).

2.   FEES, EXPENSES

     2.1  Fees.
          ----

          (a) Facility Fee.  The Borrower agrees to pay, in quarterly
              ------------
installments, in arrears, a facility fee in an amount equal to one quarter of the Applicable Facility Fee Percentage of the Commitment as of the first day of each calendar quarter during the term hereof and as of the last day of the Availability Period (prorated for partial quarters on the basis of a year of 360 days for the actual number of days elapsed). This fee shall be due and payable not later than fifteen (15) days following the rendering of an invoice therefor by the Bank.

          (b) Other Fees.  The Borrower agrees to pay such other fees as are
              ----------
provided for in the Supplemental Letter, at the times and in the amounts provided for therein.


     2.2  Expenses and Costs.
          ------------------

          (a) Borrower shall pay all costs and expenses incurred by the Bank in connection with the making, disbursement and administration of the Line of Credit and other credit facilities, if any, made available pursuant to the Loan Documents, and in the exercise of any of the Bank's rights or remedies under the Loan Documents. Such costs and expenses include legal fees and expenses of the Bank's counsel and any other reasonable fees and costs for services, regardless of whether such services are furnished by the Bank's employees or by independent contractors. The Borrower acknowledges that the other fees payable to the Bank do not include amounts payable by the Borrower under this Section 2.2.

          (b) The Borrower agrees to indemnify the Bank from and hold it harmless against any transfer or documentary taxes, assessments or charges imposed by any governmental authority by reason of the execution, delivery and performance of the Loan Documents. The Borrower's obligations under this
Section 2.2 shall survive payment of the advances made pursuant to the Loan

Documents and assignment of any rights hereunder.

 3.  DISBURSEMENTS, PAYMENTS AND COSTS

     3.1  Requests for Credit.
          -------------------

          (a) Each request for an extension of credit shall be made in writing in a manner acceptable to the Bank.

          (b) Borrowing Notice.  Except as otherwise provided in the Loan
              ----------------
Documents, each draw request shall be made upon the irrevocable written notice of the Borrower (including notice via facsimile confirmed by a mailed copy) pursuant to a Borrowing Notice in the form attached hereto as Exhibit A. Each
                                                              ---------
Borrowing Notice shall be submitted to and received by the Bank prior to 9:00 a.m. (California time) at least two (2) Banking Days prior to the specified borrowing date. The truth and accuracy of each statement made in the Borrowing Notice shall be a condition precedent to the advance requested thereunder.

     3.2  Disbursement and Payment Record.
          -------------------------------

          Each disbursement by the Bank and each payment by the Borrower will be evidenced by records kept by the Bank.

     3.3  Authorization.
          -------------

          (a) The Bank may honor facsimile instructions for advances or repayments (or for the designation of any optional interest rates that may be permitted by the Note) given by any one of the individuals authorized to sign loan documents on behalf of the Borrower, or any other individual designated by any one of such authorized signers.

          (b) Advances will be deposited in the Borrower's account number 00333 02 305 at the Bank, or such other of the Borrower's accounts with the Bank as designated in writing by the Borrower.

          (c) The Borrower indemnifies and releases the Bank (including its officers, employees, and agents) from all liability, loss, and costs in connection with any act resulting from any instructions the Bank reasonably believes are made by any individual authorized by the Borrower to give such instructions. This indemnity and release shall survive this Agreement's termination.

     3.4  Banking Days.
          ------------

          A Banking Day is defined in the Note. All payments and disbursements which would be due on a day which is not a Banking Day will be due on the next Banking Day. All payments received on a day which is not a Banking Day will be applied to amounts due under the Loan Documents on the next Banking Day.

4.   CONDITIONS

     4.1  Documentary Conditions.
          ----------------------

          The Bank must receive the following items, in form and content acceptable to the Bank, before it is required to extend any credit to the Borrower under this Agreement or any other Loan Document:

          (a) Authorizations.  Evidence that the execution, delivery and
              --------------
performance by the Borrower and each Material Borrower Entity or other Guarantor (if any) each of the Loan Documents to which such Person is or is to become a party have been duly authorized.

          (b) Governing Documents; Good Standing Certificates.  For the
              -----------------------------------------------
Borrower, BRE Property Investors LLC and each other Material Borrower Entity or Guarantor (if any):

              (i) a copy of such Person's articles of incorporation and bylaws, articles of organization, Form LLC-1 and operating agreement, Form LP-1 and agreement of limited partnership or other charter documents, as the case may be, and

              (ii) a certificate of good standing for the Borrower and each Material Borrower Entity or other Guarantor from the state where formed and, at the Bank's request, from any other state in which the Borrower or such Material Borrower Entity or other Guarantor is required to qualify to conduct its business.

          (c) Loan Documents.  Duly executed Loan Documents.
              --------------

          (d) Payment of Fees.  Payment of all accrued and unpaid fees and
              ---------------
expenses due the Bank as provided for by the Loan Documents and all other accrued and unpaid fees and expenses provided for under the Prior Loan Agreement.

          (e) Legal Opinion.  An opinion of legal counsel for the Borrower and
              -------------
each Material Borrower Entity and other Guarantor addressing such matters as the Bank may reasonably request.

          (f) Other Items.  Any other documents and other items the Bank may
              -----------
reasonably require as conditions precedent to this Agreement or any advance.

     4.2  Non-Documentary Conditions.
          --------------------------

          (a) Termination of Prior Facility.  The Prior Facility shall have been
              -----------------------------
terminated, and all amounts due and payable in respect thereof shall have been paid to the Persons entitled thereto.

          (b)  Closing of Acquisition.
               ----------------------

               (i) The Borrower shall have consummated an issuance of equity securities to The Prudential Life Insurance Company of America for an aggregate issuance price equal to at least $100,000,000.

               (ii) The closing under the Contribution Agreement dated as of September 29, 1997, relating to the formation of BRE Property Investors LLC shall have occurred, and the assets required to be contributed to BRE Property Investors LLC pursuant thereto shall have been so contributed.

5.   REPRESENTATIONS AND WARRANTIES

     When the Borrower signs this Agreement, and until the Bank is repaid in full, the Borrower makes the following representations and warranties. Each request for an extension of credit constitutes a restatement of each such representation and warranty.

     5.1  Organization of the Borrower; Good Standing.
          -------------------------------------------

          (a) The Borrower, and each Material Borrower Entity, is duly formed and existing under the laws of the state where organized. In each state in which the Borrower or any Material Borrower Entity does business, it is properly licensed, in good standing, and, where required, in compliance with any fictitious name statute.

          (b) Schedule 1 (if applicable, as updated pursuant to Section 6.18) sets forth the members, general partners and limited partners, or other holders of ownership interests in BRE Property Investors LLC and each other Material Borrower Entity or Guarantor and their respective ownership percentages, and there are no other membership, partnership or other ownership interests outstanding. No membership, partnership or other ownership interest (or any securities, instruments, warrants, option or purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for such interests) in any Material Borrower Entity or other Guarantor is subject to issuance under any security, instrument, warrant, option or purchase rights, conversion or exchange rights, call, commitment or claim of any right, title or interest therein or thereto. All of the membership, partnership or other ownership interests in Borrower and each Material Borrower Entity and other Guarantor have been issued in compliance with all applicable requirements of law.

     5.2  Authorization; Enforceable Agreement.
          ------------------------------------

          This Agreement and the other Loan Documents are within the powers of Borrower or the Material Borrower Entity or other

Guarantor party thereto, have been duly authorized and do not conflict with any of its organizational documents. The Loan Documents do not conflict with any law, agreement or obligation by which the Borrower or any Material Borrower Entity or other Guarantor is bound. This Agreement is a legal, valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms, and any instrument or document required hereunder, when executed and delivered by the Borrower or any Material Borrower Entity or other Guarantor, will be similarly a legal, valid, binding and enforceable agreement of such Person.

     5.3  Financial Information.
          ---------------------

          (a) All financial statements and data submitted in writing by the Borrower to the Bank pursuant to the Loan Agreement are true and correct, and all such financial statements present fairly the financial condition of the Borrower as at the date thereof and the results of the operations of the Borrower for the period(s) covered thereby, and have been prepared in accordance with generally accepted accounting principles on a basis consistently applied. The Borrower has no knowledge of any liabilities, contingent or otherwise, not reflected in said financial statements, and neither the Borrower nor any Borrower Entity has entered into any material commitments or material contracts which are not reflected in said balance sheet which may have a Material Adverse Effect on the Borrower or any Material Borrower Entity. Since said date there have been no changes in the assets or liabilities or financial condition of the Borrower or any Material Borrower Entity other than changes in the ordinary course of business, and no such changes have been materially adverse changes.

          (b) All financial and other information that has been or will be supplied to the Bank, including the financial statements of the Borrower or any other Person:

               (i) is sufficiently complete to give the Bank accurate knowledge of the subject's financial condition;

               (ii)  is in form and content as required by the Bank;

               (iii) is in compliance with any government regulations that apply; and

               (iv) does not fail to state any material facts necessary to make the information contained therein not misleading.

All such information (other than Funds From Operations) was and will be prepared in accordance with GAAP, unless otherwise noted.

     5.4  Lawsuits.
          --------

          There is no lawsuit, arbitration, claim or other dispute pending or threatened against the Borrower or any Borrower Entity which, if lost, would impair the Borrower's or any Material Borrower Entity's financial condition or ability to repay advances made, and other amounts due, under the Loan Documents, except as has been previously disclosed in writing to the Bank.

     5.5  Title to Assets.
          ---------------

          The Borrower, and each Borrower Entity, has good and clear title to its assets, and the same are not subject to any Liens other than those disclosed to the Bank in writing.

     5.6  Permits, Franchises.
          -------------------

          The Borrower, and each Material Borrower Entity, possesses all permits, franchises, contracts and licenses required and all trademark rights, trade name rights, and fictitious name rights necessary to enable it to conduct the business in which it is now engaged.

     5.7  Income Tax Returns.
          ------------------

          Borrower, and each Material Borrower Entity, has filed all tax returns and reports required to be filed and has paid all applicable federal, state and local franchise, income and property taxes which are due and payable. The Borrower has no knowledge of any pending assessments or adjustments of its income taxes or property taxes (or those of any Material Borrower Entity) for any year, except as have been disclosed in writing to the Bank. The Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended (the "Code").

     5.8  ERISA Plans.
          -----------

          (a) As used herein, (i) "ERISA" means the Employee Retirement Income Act of 1974, as amended; (ii) "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to ERISA; and (iii) "Plan" means any employee pension benefit plan maintained or contributed to by the Borrower or any Borrower Entity and insured by the PBGC.

          (b) The Borrower, and each Borrower Entity, has fulfilled its obligations, if any, under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and has not incurred any liability with respect to any Plan under Title IV of ERISA.

          (c) No reportable event has occurred under Section 4043(b) of ERISA for which the PBGC requires 30 day notice. No action by the Borrower or any Borrower Entity to terminate or withdraw from any Plan has been taken and no notice of intent to terminate a Plan has been filed under Section 4041 of ERISA. No proceeding has been commenced with respect to a Plan under Section 4042 of ERISA, and no event has occurred or condition exists which might constitute grounds for the commencement of such a proceeding.

     5.9  Other Obligations.
          -----------------

          Neither the Borrower nor any Material Borrower Entity is in default on any Indebtedness or Contractual Obligation of the Borrower except as has been previously disclosed in writing to the Bank.

     5.10 Event of Default.
          ----------------

          There is no event which is, or with notice or lapse of time or both would be, an Event of Default hereunder.

     5.11 Status as a REIT.
          ----------------

          The Borrower (i) is a real estate investment trust as defined in
Section 856 of the Code (or any successor provision thereto), (ii) has not revoked its election to be a real estate investment trust, (iii) has not engaged in any "prohibited transactions" as defined in Section 856(b)(6)(iii) of the Code (or any successor provision thereto), and (iv) for its current "tax year" (as defined in the Code) is and for all prior tax years subsequent to its election to be a real estate investment trust has been entitled to a dividends paid deduction which meets the requirements of Section 857 of the Code.

6.   COVENANTS

          The Borrower agrees, so long as credit is available under this Agreement or any other Loan Document and until the Bank is repaid in full:

     6.1  Use of Proceeds.
          ---------------

          Borrower shall use, and shall permit the proceeds of the advances under the Loan Documents to be used, only for (a) the funding of costs directly related to the acquisition of apartment projects, or (b) general working capital purposes of the Borrower, including (but subject to Section 6.4(g)), development expenditures. In complying with the provisions of the foregoing clause (a), the Borrower shall not be required to apply advances under the Loan Documents in direct payment of acquisition costs, but shall be permitted to request and obtain such advances by way of reimbursement of acquisition costs previously incurred and funded out of the Borrower's cash reserves.


     6.2  Financial Information.
          ---------------------

          The Borrower shall provide the following financial information and statements and such additional information as requested by the Bank from time to time:

          (a) As soon as available but not later than ninety (90) days after the Borrower's fiscal year end, a copy of the Borrower's Form 10-K Annual Report and (to the extent not included in such Form 10-K) a copy of the Borrower's annual financial statements for such fiscal year including balance sheet, income statement, statement of cash flows and statement of shareholders' equity, prepared on both a consolidated and a consolidating basis. All such financial statements (whether or not included in the Borrower's Form 10-K) must be audited (with an unqualified opinion) by the Borrower's CPA and certified by the Borrower's Chief Financial Officer (or other officer acceptable to the Bank).

          (b) As soon as available but not later than sixty (60) days after each fiscal quarter end, the Borrower's Form 10-Q Quarterly Report and (to the extent not included in such Form 10-Q) a copy of the Borrower's financial statements for such fiscal quarter, including balance sheet, income statement, statement of cash flows and statement of shareholders' equity, prepared on both a consolidated and a consolidating basis. All such financial statements must be certified by the Borrower's Chief Financial Officer (or other officer acceptable to the Bank).

          (c) As soon as available but not later than ninety (90) days after the Borrower's fiscal year end, the Borrower's annual two-year financial projection, including balance sheet and income statement, in a format and with such detail as the Bank may require. These projections must be certified by the Borrower's Chief Financial Officer (or other officer acceptable to the Bank).

          (d) Copies of the Borrower's Form 8-K Current Reports and all other filings within fifteen (15) days after the date of filing with the Securities and Exchange Commission, and copies of all press releases made by the Borrower.

          (e) As soon as available but not later than sixty (60) days after each fiscal quarter end, the Borrower's quarterly internal management reports (including (i) a schedule of all Debt Service for the prior quarter, (ii) a schedule of Net Operating Income for each Real Property and other real property asset for the preceding four (4) fiscal quarters, (iii) a schedule listing all Indebtedness secured by a Lien on any real property assets of the Borrower or any Borrower Entity, and (iv) a statement of the number of apartment units (by project and location) under development (as defined in Section 6.4(g)) at fiscal quarter-end.

These reports must be certified by the Borrower's Chief Financial Officer (or other officer acceptable to the Bank).


          (f) At the time of the delivery of the financial statements provided for in Sections 6.2(a) and (b), a certificate executed by the Chief Financial Officer of the Borrower certifying compliance with all financial covenants herein, including appropriate supporting schedules, and certifying that to the best of the such officer's knowledge, no Event of Default has occurred and is continuing or would result after notice or passage of time or both or, if any Event of Default has occurred and is continuing or would result after notice or passage of time or both, specifying the nature and extent thereof. Notwithstanding anything to the contrary contained herein and without limiting the Bank's other rights and remedies, if any certificate required under this
Section 6.2 is not provided on or before the due date therefor, the Borrower shall be prohibited from any further borrowing under the Loan Documents until such certificate is provided.

     6.3  Other Information.
          -----------------

          The Borrower shall provide the Bank:

          (a) Promptly upon, and in any event within forty-eight (48) hours after the Borrower first has actual knowledge of (i) its failing to continue to qualify as a real estate investment trust as defined in Section 856 of the Code (or any successor provision thereof), (ii) any act by the Borrower causing its election to be taxed as a real estate investment trust to be terminated, (iii) any act causing the Borrower to be subject to the taxes imposed by Section 857(b)(6) of the Code (or any successor provision thereto), or (iv) the Borrower failing to be entitled to a dividends paid deduction which meets the requirements of Section 857 of the Code, a notice of any such occurrence or circumstance.

          (b) Such additional financial and other information as the Bank may reasonably request from time to time.

     6.4  Financial Covenants.
          -------------------

          (a) Minimum Net Worth.  The Borrower will maintain a Tangible Net
              -----------------
Worth of not less than (i) Six Hundred Twelve Million Dollars ($612,000,000), plus (ii) eighty-five percent (85%) of Gross Offering Proceeds received by the Borrower after the Effective Date.

          (b) Total Liabilities to Total Assets.  The ratio of Total Liabilities
              ---------------------------------
to Total Assets shall not exceed 0.50:1.

          (c) Secured Indebtedness to Total Assets.  The ratio of Secured
              ------------------------------------
Indebtedness to Total Assets shall not exceed 0.30:1.

          (d) Unencumbered Real Property to Unsecured Indebtedness; Unencumbered
              ------------------------------------------------------------------
Real Property NOI to Unsecured Interest Expense.
-----------------------------------------------


               (i) The ratio of (a) Total Real Property Market Value of all Unencumbered Real Property to (b) total outstandings under Unsecured Indebtedness shall not be less than 2.00:1.

               (ii) The ratio of (a) the aggregate Net Operating Income of all Unencumbered Real Property to (b) Unsecured Interest Expense for any fiscal quarter shall not be less than 2.00:1.

          (e) EBITDA to Debt Service.  The ratio of EBITDA to Debt Service shall
              ----------------------
not be less than 2.00:1.

          (f)  Distributions.
               -------------

               (i) Subject to subparagraph (ii) below, aggregate distributions by the Borrower, determined on a consolidated basis, shall not exceed the following, as reported in accordance with GAAP, for any period of four (4) consecutive fiscal quarters of the Borrower ended on December 31 of any calendar year: the greater of (A) ninety-five percent (95%) of Funds From Operations for such period, or (B) an amount, but not in excess of one hundred percent (100%) of Funds From Operations for such period, as Borrower may be required to distribute to its shareholders in order to maintain compliance with Section 6.14 below. For purposes of this Section 6.4(f), the term "distributions" shall mean and include all dividends and other distributions to, and the repurchase of shares or other equity interests from, the holder of any equity interests in the Borrower, BRE Property Investors LLC or any other consolidated Borrower Entity.

               (ii) No distributions shall be made during the continuance of any Event of Default arising out of the Borrower's failure to pay any monetary obligation when due under any Loan Document (a "Monetary Default"). Aggregate distributions during the continuance of any Event of Default other than a Monetary Default (determined on a consolidated basis) shall not exceed the lesser of (A) the aggregate amount permitted to be made during the continuance thereof under subparagraph (i) above, or (B) the minimum amount that the Borrower must distribute to its shareholders in order to maintain compliance with Section 6.14 below.

          (g)  Development.  At no time shall the Borrower, on a consolidated
               -----------
basis, have under development apartment units totaling in excess of twenty percent (20%) of the total number of apartment units (excluding such units under development) then owned by the Borrower or any consolidated Borrower Entity.
For purposes of the foregoing covenant, "development" shall mean all units under construction, at or beyond the foundation stage, within a particular apartment project, until the construction of all units (or discreet phase(s) thereof, if applicable) shall have been completed, certificates of occupancy shall have been issued with respect to such units, and such units shall be available for immediate lease and occupancy in the normal course of business.

          (h) Maximum Unsecured Lines of Credit.  The Borrower shall not permit,
              ---------------------------------
on a consolidated basis, total commitments (disbursed and undisbursed) with respect to Unsecured Indebtedness under lines of credit to exceed the sum of (i) the Commitment hereunder, plus (ii) Thirty-Five Million Dollars, plus (iii) the total commitments (disbursed and undisbursed) made available to the Borrower under any and all other lines of credit from time to time provided to the Borrower by (A) the Bank or (B) a group of lenders, consisting of the Bank and one or more other lenders, for whom the Bank serves as agent at the time such line of credit is first made available. Further, the Borrower (on a consolidated basis) shall not enter into any commitment for Unsecured Indebtedness under lines of credit other than under (x) this Agreement, (y) any other lines of credit from time to time provided to the Borrower by the Bank or by a group of lenders, consisting of the Bank and one or more other lenders, for whom the Bank serves as agent at the time such line of credit is first made available, and (z) the existing line of credit established by Sanwa Bank in favor of the Borrower in the maximum principal amount of Thirty-Five Million Dollars ($35,000,000).

          (i) Unsecured Indebtedness.  The Borrower (on a consolidated basis)
              ----------------------
shall not incur any Unsecured Indebtedness other than (i) Indebtedness under revolving lines of credit to the extent permitted under Section 6.4(h) above, and (ii) non-revolving, non-amortizing Indebtedness with a maturity or call date not earlier than two (2) years after the Maturity Date under the Note in effect at the time such Indebtedness is incurred; provided, however, that the foregoing amortization restriction shall not apply to amortization required, as of the date of this Agreement, under the Prudential Indebtedness.

          (j) Calculation.  Each of the foregoing ratios and financial
              -----------
requirements shall be calculated as of the last day of each fiscal quarter, but shall be satisfied at all times.

     6.5  Taxes and Other Liabilities.
          ---------------------------

          The Borrower shall pay and discharge, and shall cause each Borrower Entity under Borrower's control to pay and discharge, before the same become delinquent and before penalties accrue thereon, all taxes, assessments and governmental charges upon or against it or any of its properties, and all its other liabilities at any time existing, except to the extent and so long as:

          (a) The same are being contested in good faith and by appropriate proceedings in such manner as not to cause any Material Adverse Effect on the Borrower or any Material Borrower Entity or the loss of any right of redemption from any sale thereunder; and

          (b) The Borrower shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting principles) adequate with respect thereto.

     6.6  Notices to the Bank.
          -------------------

          The Borrower shall promptly notify the Bank in writing of:

          (a) any Event of Default hereunder or any event which would become an Event of Default hereunder upon the giving of notice, the lapse of time, or both;

          (b) any single lawsuit or arbitration claiming over Two Hundred Fifty Thousand Dollars ($250,000), and lawsuits or arbitrations collectively claiming over One Million Dollars ($1,000,000), against the Borrower or any Material Borrower Entity;

          (c) any significant dispute between the Borrower or any Material Borrower Entity and any government authority;

          (d) Borrower's receipt of any notice relating to (i) any change in or reaffirmation of, or proposed change in or reaffirmation of, the rating of Borrower's senior long-term unsecured debt obligations by any Rating Agency, or
(ii) the issuance of any Rating by a Rating Agency as to which no Rating is then in effect; and

          (e) any event, circumstance or condition which may have a Material Adverse Effect on the Borrower or any Material Borrower Entity.

     6.7  Audits; Books and Records.
          -------------------------

          The Borrower shall (i) maintain (and shall cause each Borrower Entity under the Borrower's control to maintain) adequate books and records, and (ii) allow the Bank and its agents (and cause Borrower Entities under the Borrower's control to allow the Bank and its agents) to inspect the Borrower's and such controlled Borrower Entities' properties and examine, audit and make copies of books and records at any reasonable time. If any of the Borrower's properties, books or records are in the possession of a third party, the Borrower hereby authorizes that third party to permit the Bank or its agents to have access to perform inspections or audits and to respond to the Bank's requests for information concerning such properties, books and records.

     6.8  Compliance with Laws.
          --------------------

          The Borrower shall comply, and shall cause each Borrower Entity under the Borrower's control to comply, with the laws (including any fictitious name statute), regulations, and orders of any government body with authority over the Borrower's or such Borrower Entity's business.

     6.9  Preservation of Rights.
          ----------------------

          The Borrower shall maintain and preserve, and shall cause each Material Borrower Entity to maintain and preserve, all rights, privileges, and franchises the Borrower or such Material Borrower Entity now has (or, if later, as of the date such Person becomes a Material Borrower Entity).

     6.10 Maintenance of Properties.
          -------------------------

          The Borrower shall make, and shall cause each Borrower Entity under the Borrower's control to make, repairs, renewals, or replacements to keep the Borrower's, or such Borrower Entity's, properties in good working condition.

     6.11 Insurance.
          ---------

          The Borrower shall maintain, or cause to be maintained, insurance in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower and each of its Affiliates operate and maintain such other insurance and coverages as may be reasonably required by the Bank. All such insurance shall be in form and amount and with companies satisfactory to the Bank. Upon the Bank's request, the Borrower shall furnish the Bank with a copy of the policy or binder of all such insurance and continuing evidence that such insurance remains in force at applicable renewal dates.

     6.12 ERISA Plans.
          -----------

          The Borrower shall give prompt written notice to the Bank of the occurrence of any reportable event under Section 4043(b) of ERISA for which the PBGC requires 30 day notice; any action by the Borrower or any Borrower Entity to terminate or withdraw from a Plan or the filing of any notice of intent to terminate under Section 4041 of ERISA; any notice of noncompliance made with respect to a Plan under Section 4041(b) of ERISA; or the commencement of any proceeding with respect to a Plan under Section 4042 of ERISA.

     6.13 Indemnity of Guarantors.
          -----------------------

          The Borrower shall indemnify and hold harmless each Guarantor from and against any liability (in the form of indebtedness repaid to the Bank in respect of the Borrower's obligations under the Loan Documents, including (if applicable) by way of foreclosure on any collateral in which such Guarantor may at any time hereafter grant to the Bank a security interest) in excess of the benefit realized by such Guarantor from the proceeds of the Loan. As between the Borrower and each Guarantor, the Borrower shall be responsible to reimburse each Guarantor in respect of amounts paid by such Guarantor pursuant to its Guaranty of the Borrower's obligations under the Loan Documents to the end that the Borrower, and each Guarantor, ultimately bear the burden of their respective shares of such obligations. The Borrower's obligations to the Guarantors under this Section 6.13 shall be subordinated to its obligations to the Bank as provided in the Guaranties.

     6.14 Additional Negative Covenants.
          -----------------------------

          The Borrower shall not, without the Bank's written consent:

          (a) Merge or dissolve into, or consolidate with, any Person, or permit any Material Borrower Entity to do so, except in each case for mergers and consolidations (i) which result in the Borrower or such Material Borrower Entity, as the case may be, being the surviving entity (provided that the Borrower shall be the surviving entity in any merger or consolidation with a Material Borrower Entity), (ii) which do not have a Material Adverse Effect on the Borrower or the affected Material Borrower Entity, and (iii) which do not result in the Borrower, following the consummation of such merger or consolidation, being in default under any term or condition of this Agreement. Neither the Borrower nor any Material Borrower Entity shall sell, lease, transfer, encumber or otherwise dispose of all or any substantial part of its properties or assets, whether in a single transaction or series of transactions, if such sale, lease, transfer, encumbrance or other disposition would cause a Material Adverse Effect on the Borrower or such Material Borrower Entity;

          (b) Except for any such amendment that is required under any requirement of law imposed by any governmental authority or in order to maintain compliance with Section 6.14, amend its articles of incorporation or by-laws, or permit any Material Borrower Entity to amend any of its charter documents, except in each case (i) upon at least ten (10) Banking Days' prior written notice to the Bank, and (ii) if the Bank notifies the Borrower within such 10-
                    ---
day period that such amendment is, in Bank's reasonable judgment, a material amendment, with the prior written consent of the Bank;

          (c) Suspend its business activity, or permit any

Material Borrower Entity to suspend its business activity, in either case for more than two days;

          (d) Use any proceeds of any advance under the Loan Documents (or permit such proceeds to be used), directly or indirectly, to purchase or carry, or reduce or retire any loan incurred to purchase or carry any "Margin Stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any Margin Stock;

          (e) Permit the Borrower's aggregate Investments in Borrower Entities that have not executed and delivered a Guaranty at any time to exceed ten percent (10%) of the Borrower's consolidated total assets, determined in accordance with GAAP; or

          (f) Cease (i) to own at least a majority of the outstanding equity interests of each other Material Borrower Entity, or (ii) to control any Material Borrower Entity.

     6.15 Continued Status as a REIT; Prohibited Transactions.
          ---------------------------------------------------

          The Borrower (i) will continue to be a real estate investment trust as defined in Section 856 of the Code (or any successor provision thereto), (ii) will not revoke its election to be a real estate investment trust, (iii) will not engage in any "prohibited transactions" as defined in Section 856(b)(6)(iii) of the Code (or any successor provision thereto), and (iv) will continue to be entitled to a dividend paid deduction meeting the requirements of Section 857 of the Code.

     6.16 NYSE Listed Company.
          -------------------

          The common stock of the Borrower shall at all times be listed for trading and be traded on the New York Stock Exchange.

     6.17 Conduct of Business.
          -------------------

          The Borrower shall engage primarily in the business of direct ownership, operation and acquisition or development for its own account of apartment projects located in the Western United States (which shall be understood to mean Colorado and States westward); provided, however, that the foregoing shall not restrict either the Borrower's continued ownership and operation of assets owned as of the Effective Date or other business activities of the Borrower or any Borrower Entity reasonably incidental to business activities otherwise permitted under this Section 6.16.

     6.18 Delivery of Guaranties.
          ----------------------

          Within fifteen (15) days after (a) any Borrower Entity becomes a Material Borrower Entity, or (b) the Borrower forms or acquires, by merger or otherwise, a Material Borrower Entity: the Borrower shall (x) give the Bank written notice thereof, (y) cause such Material Borrower Entity to execute and deliver to the Bank a Guaranty, and (z) deliver to the Bank (i) with respect to such Material Borrower Entity, the documents described in each of Sections 1.4(f) and 4.1(b), and (ii) an updated Schedule 1, reflecting such information with respect to such Material Borrower Entity as is required to be reflected on
Schedule 1 pursuant to Section 5.1(b). Upon the inclusion of any real property asset owned by a Borrower Entity other than a Material Borrower Entity as Unencumbered Real Property by virtue of the execution and delivery by such Borrower Entity of a Guaranty (but without limiting the requirement that such real property asset qualify in all respects as "Unencumbered Real Property" in order to be included as such), the Borrower shall deliver to the Bank (1) with respect to such Guarantor, the documents described in each of Sections 1.4(f) and 4.1(b), and (2) an updated Schedule 1, reflecting such information with respect to such Guarantor as is required to be reflected on Schedule 1 pursuant to Section 5.1(b).

     6.19 Cooperation.
          -----------

          The Borrower shall take any action reasonably requested by the Bank to carry out the intent of the Loan Documents.

7.   COLLATERAL; OTHER SPECIAL PROVISIONS

     7.1  Collateral.  This Line of Credit is unsecured.
          ----------

     7.2  Other Special Provisions.  For purposes of this Section 7.2,
          ------------------------
capitalized terms not otherwise defined in this Agreement have the definitions given to them in Section 7.2(c).

     Notwithstanding any other provision of this Agreement, effective as of the date on which Blue Ravine Properties LLC executes and delivers to Bank a Guaranty, together with the other documents required by Section 6.18:

          (a) Until the Special Provisions Termination Date, the Blue Ravine Property shall constitute "Unencumbered Real Property" for purposes of this Agreement, notwithstanding that it is subject to the Borrower Lien (as defined below); provided that, but for the existence of the Borrower Lien (and for that
        -------- ----
reason alone), the Blue Ravine Property would constitute both "Real Property" and "Unencumbered Real Property", within the meaning of those terms.

          (b) The "value" of the Blue Ravine Property for all
purposes of this Agreement (including, without limitation, for purposes of determining "Total Real Property Market Value" and "Total Real Property Market Value of Unencumbered Real Property"), at any time, shall be equal to (i) its value, as determined using the "Current Value Method", minus (ii) the then-
                                                       -----
outstanding principal amount of the Borrower-Owned Debt.

          (c) As used in this Section 7.2, the following terms have the following meanings:

               (i) "Borrower Lien" means the Lien, in existence as of the date of this Agreement, in favor of the Borrower, securing the Borrower-Owned Debt (and only the Borrower-Owned Debt).

               (ii) "Borrower-Owned Debt" means the indebtedness of Blue Ravine Properties LLC, in an original principal not exceeding $5,700,000, outstanding as of the date on which Blue Ravine Properties LLC acquires the Blue Ravine Property, as reduced from time to time by any repayment or prepayment of the principal thereof; provided that such indebtedness is, and continues to be, held
                   -------- ----
by the Borrower free and clear of all Liens in favor of any other Person whatsoever.

               (iii) "Blue Ravine Property" means the Real Property owned by Blue Ravine Properties LLC as of the date of the initial advance under the Line of Credit or acquired thereon.

               (iv)  "Special Provisions Termination Date" means the earliest of
(A) December 31, 1998, (B) the date as of which (1) Blue Ravine Properties LLC is liquidated or dissolved, or merged into BRE Property Investors LLC, or (2) the Blue Ravine Property otherwise ceases to be owned by Blue Ravine Properties LLC; or (C) the date on which the Blue Ravine Property otherwise fails to constitute "Unencumbered Real Property" pursuant to Section 7.2(a).


8.   DEFAULT

     If any of the following events occurs (an "Event of Default"), the Bank may declare the Borrower in default, stop making any additional credit available to the Borrower, and require the Borrower to repay its entire debt immediately and without prior notice. However, if a bankruptcy petition is filed with respect to the Borrower, the entire debt outstanding under the Loan Documents shall automatically be due immediately.

     8.1  Failure to Pay.
          --------------

          The Borrower, or any Material Borrower Entity, fails to make any payment due under the Loan Documents (i) within fifteen (15) days after the date when due, or (ii) within such other period, or no period, as may expressly be provided in any other

Loan Document to constitute an Event of Default.

     8.2  False Information.
          -----------------

          The Borrower, or any Material Borrower Entity, has given the Bank false or misleading information or representations.

     8.3  Bankruptcy.
          ----------

          The Borrower, or any Material Borrower Entity, files a bankruptcy petition or makes a general assignment for the benefit of creditors, or a bankruptcy petition is filed against the Borrower. The default will be deemed cured if any bankruptcy petition filed against the Borrower or any Material Borrower Entity is dismissed within a period of forty-five (45) days after the filing; provided, however, that the Bank will not be obligated to extend any additional credit to the Borrower during that period.

     8.4  Receivers; Dissolution.
          ----------------------

          A receiver or similar official is appointed for the Borrower's, or any Material Borrower Entity's, business, or the business is terminated; or any order, judgment or decree is entered against the Borrower or any Material Borrower decreeing its involuntary dissolution or split up and remains undischarged and unstayed for a period in excess of thirty (30) days; the directors or other managing body of, or the members, shareholders or other holders of the equity interests in, the Borrower or any Material Borrower Entity shall take any action authorizing the dissolution of the Borrower or any Material Borrower Entity; or the Borrower or any Material Borrower Entity shall otherwise dissolve or (except as the result of the merger of a Material Borrower Entity into the Borrower) cease to exist.

     8.5  Lawsuits.
          --------

          Any lawsuit(s) or arbitration(s) are initiated against the Borrower or any Material Borrower Entity involving claims exceeding in the aggregate Fifty Million Dollars ($50,000,000) or more at any one time in excess of any insurance coverage.

     8.6  Judgments.
          ---------

          Any judgment or arbitration award is entered against the Borrower or any Material Borrower Entity, or the Borrower, or any Material Borrower Entity, enters into any settlement agreement with respect to any litigation, claim or arbitration, in an aggregate amount of Ten Million Dollars ($10,000,000) or more in excess of any insurance coverage.

     8.7  ERISA Plans.
          -----------

          The occurrence of any of the following event(s) with respect to the Borrower or any Material Borrower Entity, provided such event(s) could reasonably be expected, in the judgment of the Bank, to subject the Borrower or such Material Borrower Entity to any tax, penalty or liability (or any combination of the foregoing) which in the aggregate could have a Material Adverse Effect on the Borrower or such Material Borrower Entity with respect to a Plan:

          (a) A reportable event occurs with respect to a Plan which in the reasonable judgment of the Bank may result in the termination of such Plan for purposes of ERISA.

          (b) Any Plan termination (or commencement of proceedings to terminate a Plan) or the Borrower's, or any Material Borrower Entity's, full or partial withdrawal from a Plan.

     8.8  Government Action.
          -----------------

          Any government authority takes action that the Bank believes could have a Material Adverse Effect on the Borrower or any Material Borrower Entity.

     8.9  Material Adverse Change.
          -----------------------

          Any event, circumstance or condition shall occur which the Bank believes could have a Material Adverse Effect on the Borrower or any Material Borrower Entity.

     8.10 Other Breach Under This Agreement or Other Loan Documents.
          ---------------------------------------------------------

          The Borrower, or any Material Borrower Entity, fails to meet the conditions of or fails to perform any obligation under any term of this Agreement or any other Loan Document not specifically referred to in this
Article 8. If, in the Bank's opinion, the breach is capable of being remedied, the breach will not be considered an Event of Default under this Agreement for a period of thirty (30) days after the date on which the Bank gives written notice of the breach to the Borrower; provided, however, that the Bank will not be obligated to extend any additional credit to the Borrower during that period.

     8.11 Cross-Default.
          -------------

          Any default occurs under any agreement in connection with any credit the Borrower, any Material Borrower Entity or any of the Borrower's other related entities or Affiliates has obtained from the Bank or any other creditor, or which the Borrower, any Material Borrower Entity or any of the Borrower's other related entities or Affiliates has guaranteed, if the default consists of a failure to make a payment when due or gives the creditor the right to accelerate the obligation.

9.   ENFORCING THIS AGREEMENT; MISCELLANEOUS

     9.1  Remedies.
          --------

          If an Event of Default occurs under the Loan Documents, the Bank may exercise any right or remedy which it has under any of the Loan Documents or which is otherwise available at law or in equity. All of Bank's rights and remedies shall be cumulative. At Bank's option, exercisable in its sole discretion, all of the Borrower's obligations under the Loan Documents will become immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind.

     9.2  California Law.
          --------------

          This Agreement is governed by California law but without regard to the choice of law rules of California.

     9.3  Arbitration.
          -----------

          (a) Mandatory Arbitration.  Except as provided below, any controversy
              ---------------------
or claim between or among the parties, including those arising out of or relating to this Agreement or the other Loan Documents and any claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the American Arbitration Association ("AAA"). The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

          (b) Provisional Remedies, Self-Help and Foreclosure.  No provision of
              -----------------------------------------------
this Agreement shall limit the right of any party to this Agreement to exercise self-help remedies such as setoff, or obtaining provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration.

     9.4  Presentment, Demands and Notice.
          -------------------------------

          The Bank shall be under no duty or obligation to make or give any presentment, demands for performances, notices of nonperformance, protests, notices of protest or notices of dishonor in connection with any obligation or indebtedness under the Loan Documents.

     9.5  Indemnification.
          ---------------

          The Borrower shall indemnify, save, and hold harmless the Bank and its directors, officers, agents and employees (collectively the "Indemnitees") from and against:

          (a) Any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, charges, expenses or disbursements (including attorneys' fees) of any kind with respect to the execution, delivery, enforcement, performance and administration of this Agreement and the other Loan Documents, and the transactions contemplated hereby, and with respect to any investigation, litigation or proceeding related to this Agreement, the other Loan Documents, advances made pursuant to the Loan Documents or the use of the proceeds thereof (including, without limitation, any investigation, litigation or proceeding related to the acquisition by any Borrower Entity of all or any portion of its assets), whether or not any Indemnitee is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnitee.

          (b) Any and all writs, subpoenas, claims, demands, actions, or causes of action that are served on or asserted against any Indemnitee (if directly or indirectly related to a writ, subpoena, claim, demand, action, or cause of action against the Borrower or any Affiliate of the Borrower); and any and all liabilities, losses, costs, or expenses (including attorneys' fees) that any Indemnitee suffers or incurs as a result of any of said matters.

          The obligations of the Borrower under this Section 9.5 shall survive payment of the advances made pursuant to the Loan Documents and assignment of any rights hereunder.

     9.6  Attorneys' Fees.
          ---------------

          In the event of a lawsuit or arbitration proceeding, including any tort proceeding, between or among the parties hereto, the prevailing party is entitled to recover costs and reasonable attorneys' fees (including any allocated costs of in-house counsel) incurred in connection with the lawsuit or arbitration proceeding, as determined by the court or arbitrator.

     9.7  Notices.
          -------

          All notices required under this Agreement shall be personally delivered, sent by facsimile or sent by first class mail, postage prepaid, to the addresses on the signature page of this Agreement, or to such other addresses as the Bank and the Borrower may specify from time to time in writing.

     9.8  Successors and Assigns.
          ----------------------

          This Agreement is binding on the Borrower's and the Bank's successors and assignees. The Borrower agrees that it may not assign this Agreement or the other Loan Documents without the Bank's prior consent. The Bank may sell participations in or assign this Loan, and may provide financial information about the Borrower to actual or potential participants or assignees, without notice to or consent of the Borrower. Concurrent with any assignment or participation by the Bank, the Borrower will, at the Bank's request, deliver an opinion of counsel in form and substance reasonably satisfactory to the Bank.

     9.9  No Third Parties Benefited.
          --------------------------

          This Agreement is made and entered into for the sole protection and benefit of the Bank and the Borrower and their successors and assigns. No trust fund is created by this Agreement and no other persons or entities shall have any right of action under this Agreement or any right to the proceeds of advances made pursuant to the Loan Documents.

     9.10 Integration; Relation to Any Loan Commitment; Headings.
          ------------------------------------------------------

          (a) The Loan Documents (i) integrate all the terms and conditions in or incidental to this Agreement, (ii) supersede all oral negotiations and prior writings with respect to their subject matter, including any loan commitment to the Borrower, and (iii) are intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in those documents and as the complete and exclusive statement of the terms agreed to by the parties. No representation, understanding, promise or condition shall be enforceable against any party unless it is contained in the Loan Documents.

          (b) If there is any conflict between the terms, conditions and provisions of this Agreement and those of any other agreement or instrument, including any other Loan Document, the terms, conditions and provisions of this Agreement shall prevail.

          (c) Headings and captions are for reference only and shall not affect the interpretation or meaning of any provisions of this Agreement.

          (d) The schedule(s) and exhibit(s) to this Agreement are hereby incorporated in this Agreement.

     9.11 Interpretation.
          --------------

          (a) Time is of the essence in the performance of this Agreement by the Borrower.

          (b) The word "include(s)" means "include(s), without limitation," and the word "including" means "including but not limited to." No listing of specific instances, items or matters in any way limits the scope or generality of any language of this Agreement.

          (c) Any accounting terms used in this Agreement which are not specifically defined shall have the meanings customarily given them in accordance with GAAP. All references herein to the Borrower or any other Person, in connection with any financial or related covenant, representation or calculation, shall be understood to mean and refer to the Borrower and such other Person on a consolidated basis in accordance with GAAP, unless otherwise specifically provided and subject in all events to any adjustments herein set forth.

          (d) Any time the phrase "to the best of the Borrower's knowledge" or a phrase similar thereto is used herein, it means: "to the actual knowledge of the then officers of the Borrower, after reasonable inquiry of those agents, employees or contractors of the Borrower who could reasonably be anticipated to have knowledge with respect to the subject matter or circumstances in question and after review of those documents or instruments which could reasonably be anticipated to be relevant to the subject matter or circumstances in question."

          (e) In each case where the consent or approval of the Bank is required, or Bank's non-obligatory action is requested by the Borrower, such consent, approval or action shall be in the sole and absolute discretion of the Bank, unless otherwise specifically indicated.

          (f) Any time the word "or" is used herein, unless the context otherwise clearly requires, it has the inclusive meaning represented by the phrase "and/or". The words "hereof", "herein", "hereby", "hereunder" and similar terms refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, exhibit and schedule references are to this Agreement unless otherwise specified. Any reference in this Agreement to this Agreement or to any other Loan Document includes any and all amendments, modifications, supplements, renewals or restatements thereto or thereof, as applicable.

     9.12 Severability; Waivers; Amendments.
          ---------------------------------

          This Agreement may not be modified or amended except by a written agreement signed by the parties. Any consent or waiver under this Agreement must be in writing. If any part of this Agreement is not enforceable, the rest of the Agreement may be enforced. If the Bank waives a default, it may enforce a later default. No waiver shall be construed as a continuing waiver. No waiver shall be implied from Bank's delay in exercising or failure to exercise any right or remedy against the Borrower. Consent by the Bank to any act or omission by the Borrower shall not be construed as a consent to any other or subsequent act or omission or as a waiver of the requirement for Bank's consent to be obtained in any future or other instance. The Bank retains all of its rights and remedies, even if it makes an advance after a default.

     9.13 Counterparts.
          ------------

          This Agreement may be executed in counterparts each of which, when executed, shall be deemed an original, and all such counterparts shall constitute one and the same agreement.

This Agreement is executed as of the date stated at the top of the first page.

Bank:                               Borrower:

BANK OF AMERICA NATIONAL            BRE PROPERTIES, INC., a
TRUST AND SAVINGS ASSOCIATION       Maryland corporation

By   /s/ Janice Sears               By   /s/ LeRoy E. Carlson
  --------------------------------    -------------------------------------
     Janice Sears                        LeRoy E. Carlson
     Vice President                      Executive Vice President and
                                         Chief Financial Officer


                                    By     /s/ Jay W. Parly
                                      -------------------------------------
                                    Name:  Jay W. Parly
                                    Title: Sr. E.V.P

Address where notices to            Address where notices to
the Bank are to be sent:            the Borrower are to be sent:

Bank of America National Trust      BRE Properties, Inc.
  and Savings Association           One Montgomery Street
Commercial Real Estate              Telesis Tower, Suite 2500
  Services/National                 San Francisco, CA 94104
  Accounts 9105                     Attn: LeRoy E. Carlson
50 California Street                Phone:  (415) 445-6561
11th Floor                          Fax:  (415) 445-6505
San Francisco, CA  94111
Attention: Laurence Hughes
Phone:  (415) 445-4404
Fax:  (415) 445-4154

SCHEDULE 1
----------


MATERIAL BORROWER ENTITIES
--------------------------


EXHIBIT A
---------


BORROWING NOTICE
----------------

Schedule 1 to Borrowing Notice (Requested Advance)


EXHIBIT B
---------


FORM OF GUARANTY
----------------

                                  SCHEDULE 1
                                  ----------
                          MATERIAL BORROWER ENTITIES
                          ---------------------------
                            As of November 14, 1997


Member of BRE Property Investors LLC            Percentage of Ownership Interest
------------------------------------            --------------------------------
BRE Properties, Inc.                                           99%
LeRoy E. Carlson                                                1%
                                                               --
                                                       Total  100%

                                   EXHIBIT A
                                  ----------
                               BORROWING NOTICE
                               ----------------

                          ___________________, 199__


Bank of America National Trust
  and Savings Association
Commercial Real Estate
  Services Group 9105
50 California Street
11th Floor
San Francisco, CA  94111
Attention: Neeta Seletsky


Re: Unsecured Line of Credit Loan Agreement dated as of November 17, 1997 (the "Agreement") between BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("Bank") and BRE PROPERTIES, INC. ("Borrower")


Dear _______________:


          Reference is made to the Agreement. Capitalized terms used in this Borrowing Notice without definition have the meanings specified in the Agreement.

          Pursuant to the Agreement, notice is hereby given that the Borrower desires that the Bank make the advance described in attached Schedule 1 (the
                                                             ----------
"Advance"). The Borrower and the undersigned Officer of the Borrower hereby certify that:

          (1) Commitment.  The outstanding amount of the Line of Credit,
              ----------
together with any other amounts required by the Loan Documents to be charged against the availability of advances under the Line of Credit, shall not, after giving effect to the making of the Advance, exceed the Commitment;

          (2) Representations and Warranties.  All representations and
              ------------------------------
warranties of the Borrower or any Material Borrower Entity contained in the Agreement and the other Loan Documents are true and correct as of the date hereof and shall be true and correct on the date of the Advance, both before and after giving effect to the Advance; provided, however, that the representations and warranties of the Borrower set forth in the Agreement regarding financial statements shall be deemed to be made with respect to the financial statements most recently delivered to the Bank pursuant to the Agreement;

          (3) No Event of Default.  No Event of Default exists as of the date
              -------------------
hereof or will result from the making of the Advance or would result after notice or passage of time or both;

          (4) Use of Proceeds.  The proceeds of the Advance will be used only as
              ---------------
permitted by the Agreement; and

          (5) No Material Adverse Effect.  No event, circumstance or condition,
              --------------------------
which could have a Material Adverse Effect on the Borrower or any Material Borrower Entity, has occurred since the date of the Agreement.

          Enclosed are the documents and information, if any, requested by the Bank with respect to use of proceeds as a condition to this Advance.


                                             BRE PROPERTIES, INC., a
                                             Maryland corporation


                                             By: __________________________
                                             Its: _________________________

                                                                      Schedule 1
                                                                      ----------
                                                             to Borrowing Notice


                               REQUESTED ADVANCE
                               -----------------



1.   Amount of Requested Advance:                 $_______________
     ---------------------------
     (must be $500,000 or more)

2.   Purpose of Advance /1//:
     ------------------

     ___________________________________________________________________________

     ___________________________________________________________________________

     ___________________________________________________________________________

3.   Effective Date of Requested Advance:         __________, ____
     -----------------------------------

______________________
/1// See Section 6.1; specify acquisition costs for designated apartment project or general working capital purposes.

                                   EXHIBIT B

                                PAYMENT GUARANTY


     This Payment Guaranty ("Guaranty") is made as of________, 199 ____ by _____ ______("Guarantor") in favor of Bank of America National Trust and Savings Association ("Bank").

                               Factual Background
                               ------------------

     A. Guarantor is executing this Guaranty to induce Bank to make advances (the "Loan") to BRE Properties, Inc., a Maryland corporation ("Borrower")in accordance with an ______________ Agreement between the Borrower and the Bank dated, 199_, in the principal amount of .

     B. Advances under the Loan are currently evidenced by a Promissory Note dated as of _______, 199_ ("the Note") made payable to Bank in the principal amount of the Loan. The Loan includes a revolving and unsecured line of credit.

     C. The Loan is guarantied by this Guaranty and is evidenced by the documents referenced above. Those documents, together with this Guaranty, are referred to here as the "Loan Documents".

                                    Guaranty
                                    --------

     1.   Guaranty of Loan.  Guarantor unconditionally guaranties to Bank the
          ----------------
full payment of the Loan, and unconditionally agrees to pay Bank the full amount of the Loan. This is a guaranty of payment, not of collection. If Borrower defaults in the payment when due of the Loan or any part of it, Guarantor shall in lawful money of the United States pay to Bank or order, on demand, all sums due and owing on the Loan, including all interest, charges, fees and other sums, costs and expenses.

     2.   Loan.  In this Guaranty, the term "Loan" is broadly defined to mean
          ----
and include all primary, secondary, direct, indirect, fixed and contingent obligations of Borrower to pay principal, interest, prepayment charges, late charges, loan fees and any other fees, charges, sums, costs and expenses which may be owing at any time under the Loan Documents, as any or all of them may from time to time be modified, amended, extended or renewed. For purposes of this Guaranty, the Loan includes any and all such obligations which may arise in connection with (a) any environmental and other indemnities given by Borrower in connection with the Loan, (b) any set aside letters, and (c) any advances made before recording of any deed of trust given to secure the Loan. If the amount outstanding under the Loan is determined by a court of competent jurisdiction, that determination shall be conclusive and binding on Guarantor, regardless of whether Guarantor was a party to the proceeding in which the determination was made or not.

     3.   Rights of Bank.  Guarantor authorizes Bank to perform any or all of
          --------------
the following acts at any time in its sole discretion, all without notice to Guarantor and without affecting Guarantor's obligations under this Guaranty:

          (a) Bank may alter any terms of the Loan or any part of it, including renewing, compromising, extending or accelerating, or otherwise changing the time for payment of, or increasing or decreasing the rate of interest on, the Loan or any part of it.

          (b) Bank may take and hold security for the Loan or this Guaranty, accept additional or substituted security for either, and subordinate, exchange, enforce, waive, release, compromise, fail to perfect and sell or otherwise dispose of any such security.

          (c) Bank may direct the order and manner of any sale of all or any part of any security now or later to be held for the Loan or this Guaranty, and Bank may also bid at any such sale.

          (d) Bank may apply any payments or recoveries from Borrower, Guarantor or any other source, and any proceeds of any security, to Borrower's obligations under the Loan Documents in such manner, order and priority as Bank may elect, whether or not those obligations are guarantied by this Guaranty or secured at the time of the application.

          (e) Bank may release Borrower of its liability for the Loan or any part of it.

          (f) Bank may substitute, add or release any one or more guarantors or endorsers.

          (g) In addition to the Loan, Bank may extend other credit to Borrower, and may take and hold security for the credit so extended, all without affecting Guarantor's liability under this Guaranty.

     4.   Guaranty to be Absolute.  Guarantor expressly agrees that until the
          -----------------------
Loan is paid and performed in full and each and every term, covenant and condition of this Guaranty is fully performed, Guarantor shall not be released by or because of:

          (a) Any act or event which might otherwise discharge, reduce, limit or modify Guarantor's obligations under this Guaranty;

          (b) Any waiver, extension, modification, forbearance, delay or other act or omission of Bank, or its failure to proceed promptly or otherwise as against Borrower, Guarantor or any security;

          (c) Any action, omission or circumstance which might increase the likelihood that Guarantor may be called upon to perform under this Guaranty or which might affect the rights or remedies of Guarantor as against Borrower;

          (d) Any dealings occurring at any time between Borrower and Bank, whether relating to the Loan or otherwise; or

          (e) Any action of Bank described in Section 3 above.

          Guarantor hereby acknowledges that absent this Section 4, Guarantor might have a defense to the enforcement of this Guaranty as a result of one or more of the foregoing acts, omissions, agreements, waivers or matters. Guarantor hereby expressly waives and surrenders any defense to any liability under this Guaranty based upon any of such acts, omissions, agreements, waivers or matters. It is the express intent of Guarantor that Guarantor's obligations under this Guaranty are and shall be absolute, unconditional and irrevocable.

     5.   Guarantor's Waivers.  Guarantor waives:
          -------------------

          (a) All statutes of limitations as a defense to any action or proceeding brought against Guarantor by Bank, to the fullest extent permitted by law;

          (b) Any right it may have to require Bank to proceed against Borrower, proceed against or exhaust any security held from Borrower, or pursue any other remedy in Bank's power to pursue;

          (c) Any defense based on any claim that Guarantor's obligations exceed or are more burdensome than those of Borrower;

          (d) Any defense based on: (i) any legal disability of Borrower, (ii) any release, discharge, modification, impairment or limitation of the liability of Borrower to Bank from any cause, whether consented to by Bank or arising by operation of law or from any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships ("Insolvency Proceeding") and (iii) any rejection or disaffirmance of the Loan, or any part of it, or any security held for it, in any such Insolvency Proceeding;

          (e) Any defense based on any action taken or omitted by Bank in any Insolvency Proceeding involving Borrower, including any election to have Bank's claim allowed as being secured, partially secured or unsecured, any extension of credit by Bank to Borrower in any Insolvency Proceeding, and the taking and holding by Bank of any security for any such extension of credit;

          (f) All presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Guaranty and of the existence, creation, or incurring of new or additional indebtedness, and demands and notices of every kind except for any demand or notice by Bank to Guarantor expressly provided for in Section 1;

          (g) Any defense based on or arising out of any defense that Borrower may have to the payment or performance of the Loan or any part of it; and

          (h) Any defense based on or arising out of any action of Bank described in Sections 3 or 4 above.

     6.   Guarantor's Liability
          ---------------------

          Notwithstanding any other provision of this Guaranty to the contrary, Guarantor agrees with Bank that Guarantor's liability under this Guaranty shall under all circumstances be limited to the greater of (1) the net benefit to Guarantor from the Loan, or (2) the maximum amount that, if exceeded, would cause the occurrence of a Limiting Event, as defined herein. For purposes of this Guaranty, a "Limiting Event" shall occur if, as a result of Guarantor's execution and delivery of this Guaranty, or its incurring of its obligations hereunder, as of the date incurred (as determined (i) for purposes of Bankruptcy Code (S)548(a) in a case involving Guarantor under the Bankruptcy Code, in accordance with the Bankruptcy Code, and (ii) in any other case, in accordance with the California Uniform Fraudulent Transfer Act): (a) the Guarantor is left insolvent, (b) the Guarantor incurs debts beyond its ability to pay as they mature, or (c) Guarantor is left with unreasonably small capital to carry on its business and any other business in which it presently intends to engage.

     7.   Waivers of Subrogation and Other Rights and Defenses.
          ----------------------------------------------------

          (a) Upon a default by Borrower, Bank in its sole discretion, without prior notice to or consent of Guarantor, may elect to: (i) foreclose either judicially or nonjudicially against any real or personal property security it may hold for the Loan, (ii) accept a transfer of any such security in lieu of foreclosure, (iii) compromise or adjust the Loan or any part of it or make any other accommodation with Borrower or Guarantor, or (iv) exercise any other remedy against Borrower or any security. No such action by Bank shall release or limit the liability of Guarantor, who shall remain liable under this Guaranty after the action, even if the effect of the action is to deprive Guarantor of any subrogation rights, rights of indemnity, or other rights to collect reimbursement from Borrower for any sums paid to Bank, whether contractual or arising by operation of law or otherwise. Guarantor expressly agrees that under no circumstances shall it be deemed to have any right, title, interest or claim in or to any real or personal property to be held by Bank or any third party after any foreclosure or transfer in lieu of foreclosure of any security for the Loan.

          (b) Regardless of whether Guarantor may have made any payments to Bank, Guarantor hereby waives: (i) all rights of subrogation, indemnification, contribution and any other rights to collect reimbursement from Borrower or any other party for any sums paid to Bank, whether contractual or arising by operation of law (including the United States Bankruptcy Code or any successor or similar statute) or otherwise, (ii) all rights to enforce any remedy that Bank may have against Borrower, and (iii) all rights to participate in any security now or later to be held by Bank for the Loan. The waivers given in this subsection 7(b) shall be effective until the Loan has been paid and performed in full.

          (c) Guarantor understands and acknowledges that if Bank forecloses judicially or nonjudicially against any real property security for the Loan, that foreclosure could impair or destroy any ability that Guarantor may have to seek reimbursement, contribution or indemnification from Borrower or others based on any right Guarantor may have of subrogation, reimbursement, contribution or indemnification for any amounts paid by Guarantor under this Guaranty. Guarantor further understands and acknowledges that in the absence of this Section 7, such potential impairment or destruction of Guarantor's rights, if any, may entitle Guarantor to assert a defense to this Guaranty based on
Section 580d of the California Code of Civil Procedure as interpreted in Union
                                                                         -----
Bank v. Gradsky, 265 Cal.App.2d 40 (1968).  By executing this Guaranty,
---------------
Guarantor freely, irrevocably and unconditionally: (i) waives and relinquishes that defense and agrees that Guarantor will be fully liable under this Guaranty even though Bank may foreclose judicially or nonjudicially against any real property security for the Loan; (ii) agrees that Guarantor will not assert that defense in any action or proceeding which Bank may commence to enforce this Guaranty; (iii) acknowledges and agrees that the rights and defenses waived by Guarantor under this Guaranty include any right or defense that Guarantor may have or be entitled to assert based upon or arising out of any one or more of Sections 580a, 580b, 580d or 726 of the California Code of Civil Procedure or
Section 2848 of the California Civil Code; and (iv) acknowledges and agrees that Bank is relying on this waiver in making the Loan, and that this waiver is a material part of the consideration which Bank is receiving for making the Loan.

          (d) Guarantor waives any rights and defenses that are or may become available to Guarantor by reason of Sections 2787 to 2855, inclusive, of the California Civil Code.

          (e) Guarantor waives all rights and defenses that Guarantor may have in the event that Borrower's Loan is secured by real property. This means, among other things:

              (i) Bank may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower.

              (ii) If Bank forecloses on any real property collateral pledged by Borrower:

                    (A) The amount of the Loan may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

                    (B) Bank may collect from Guarantor even if Bank, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Borrower.

          This subsection 7(e) is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have in the event that Borrower's Loan is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

          (f) Guarantor waives any right or defense it may have at law or equity, including California Code of Civil Procedure Section 580a, to a fair market value hearing or action to determine a deficiency judgment after a foreclosure.

          (g) No provision or waiver in this Guaranty shall be construed as limiting the generality of any other provision or waiver contained in this Guaranty.

     8.   Revival and Reinstatement.  If Bank is required to pay, return or
          -------------------------
restore to Borrower or any other person any amounts previously paid on the Loan because of any Insolvency Proceeding of Borrower, any stop notice or any other reason, the obligations of Guarantor shall be reinstated and revived and the rights of Bank shall continue with regard to such amounts, all as though they had never been paid.

     9.   Information Regarding Borrower and Any Collateral.  Before signing
          -------------------------------------------------
this Guaranty, Guarantor investigated the financial condition and business operations of Borrower, the present and former condition, uses and ownership of any collateral, and such other matters as Guarantor deemed appropriate to assure itself of Borrower's ability to discharge its obligations under the Loan Documents. Guarantor assumes full responsibility for that due diligence, as well as for keeping informed of all matters which may affect Borrower's ability to pay and perform its obligations to Bank. Bank has no duty to disclose to Guarantor any information which Bank may have or receive about Borrower's financial condition or business operations, the condition or uses of any collateral, or any other circumstances bearing on Borrower's ability to perform.

     10.  Subordination.  Any rights of Guarantor, whether now existing or later
          -------------
arising, to receive payment on account of any indebtedness (including interest) owed to it by Borrower or any subsequent owner of any real property collateral for the Loan, or to withdraw capital invested by it in Borrower, or to receive distributions from Borrower, shall at all times be subordinate as to lien and time of payment and in all other respects to the full and prior repayment to Bank of the Loan. Should there be any event of default under either this Guaranty or the Loan, Guarantor shall not, without the prior written consent of Bank, be entitled to enforce or receive payment of any sums hereby subordinated until the Loan has been paid and performed in full, and any such sums received in violation of this Guaranty shall be received by Guarantor in trust for Bank.

     11.  Financial Information.  Guarantor shall keep true and correct
          ---------------------
financial books and records, using generally accepted accounting principles consistently applied, or such other accounting principles as Bank in its reasonable judgment may find acceptable from time to time. Within one hundred and twenty (120) days after the end of each fiscal year, Guarantor shall deliver to Bank its balance sheet and income statement, together with a statement showing all changes in its financial condition which occurred during the preceding fiscal year. Guarantor shall also promptly deliver to Bank all quarterly balance sheets and income statements if they become available or if Bank requests them. Guarantor shall promptly provide Bank with any additional audited financial information that Guarantor may obtain, as well as signed copies of any tax returns and such other information concerning its affairs and properties as Bank may reasonably request.

     12.  Guarantor's Representations and Warranties.  Guarantor represents and
          ------------------------------------------
warrants that:

          (a) All financial statements and other financial information furnished or to be furnished to Bank are or will be true and correct and do or will fairly represent the financial condition of Guarantor (including all contingent liabilities);

          (b) All financial statements were or will be prepared in accordance with generally accepted accounting principles, or such other accounting principles as may be acceptable to Bank at the time of their preparation, consistently applied; and

          (c) There has been no material adverse change in Guarantor's financial condition since the dates of the statements most recently furnished to Bank.

     13.  Events of Default.  Bank may declare Guarantor to be in default under
          -----------------
this Guaranty upon the occurrence of any of the following events ("Events of Default"):

          (a) Guarantor fails to perform any of its obligations under this Guaranty; or

          (b) Guarantor revokes this Guaranty or this Guaranty becomes ineffective for any reason; or

          (c) Any representation or warranty made or given by Guarantor to Bank proves to be false or misleading in any material respect; or

          (d) Guarantor becomes insolvent or the subject of any Insolvency Proceeding; or

          (e) Guarantor dies, dissolves or liquidates, or any of these events happens to any of Guarantor's general partners, its chief executive, its majority shareholder, any of its managing members, or any member that owns a majority interest in Guarantor; or

          (f) Guarantor's managing general partner, any of its managing members or its chief executive ceases for any reason to act in that capacity.

     14.  Reference and Arbitration.
          -------------------------

          (a) Judicial Reference.  This subsection 14(a) applies at any time
              ------------------
when there is real property collateral securing the Loan or this Guaranty. In any judicial action between or among the parties, including any action or cause of action arising out of or relating to this Guaranty or the Loan Documents or based on or arising from an alleged tort, all decisions of fact and law shall at the request of any party be referred to a referee in accordance with California Code of Civil Procedure Sections 638 et seq. The parties shall designate to the
                                     -- ---
court a referee or referees selected under the auspices of the American Arbitration Association ("AAA") in the same manner as arbitrators are selected in AAA-sponsored proceedings. The presiding referee of the panel, or the referee if there is a single referee, shall be an active attorney or retired judge. Judgment upon the award rendered by such referee or referees shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

          (b) Mandatory Arbitration.  If there is no real property collateral
              ---------------------
securing the Loan or this Guaranty, or after any deed of trust securing the Loan or this Guaranty has been released, fully reconveyed or extinguished, any controversy or claim between or among the parties, including those arising out of or relating to this Guaranty or the Loan Documents and any claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Guaranty, and under the Commercial Rules of the AAA. The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

          (c) Real Property Collateral.  Notwithstanding the provisions of
              ------------------------
subsection 14(b), no controversy or claim shall be submitted to arbitration without the consent of all parties if, at the time of the proposed submission, such controversy or claim arises from or relates to an obligation by Guarantor or Borrower to Bank which is secured by real property collateral. If all parties do not consent to submission of such a controversy or claim to arbitration, the controversy or claim shall be determined by reference as provided in subsection 14(a).

          (d) Provisional Remedies, Self-Help and Foreclosure.  No provision of
              -----------------------------------------------
this Section 14 shall limit the right of any party to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration or reference. At Bank's option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage or by judicial foreclosure.

     15.  Authorization; No Violation.  Guarantor is authorized to execute,
          ---------------------------
deliver and perform under this Guaranty, which is a valid and binding obligation of Guarantor. No provision or obligation of Guarantor contained in this Guaranty violates any applicable law, regulation or ordinance, or any order or ruling of any court or governmental agency. No such provision or obligation conflicts with, or constitutes a breach or default under, any agreement to which Guarantor is a party. No consent, approval or authorization of or notice to any person or entity is required in connection with Guarantor's execution of and obligations under this Guaranty.

     16.  Additional and Independent Obligations.  Guarantor's obligations under
          --------------------------------------
this Guaranty are in addition to its obligations under any other existing or future guaranties, each of which shall remain in full force and effect until it is expressly modified or released in a writing signed by Bank. Guarantor's obligations under this Guaranty are independent of those of Borrower on the Loan. Bank may bring a separate action, or commence a separate reference or arbitration proceeding against Guarantor without first proceeding against Borrower, any other person or any security that Bank may hold, and without pursuing any other remedy. Bank's rights under this Guaranty shall not be exhausted by any action by Bank until the Loan has been paid and performed in full.

     17.  No Waiver; Consents; Cumulative Remedies.  Each waiver by Bank must be
          ----------------------------------------
in writing, and no waiver shall be construed as a continuing waiver. No waiver shall be implied from Bank's delay in exercising or failure to exercise any right or remedy against Borrower, Guarantor or any security. Consent by Bank to any act or omission by Borrower or Guarantor shall not be construed as a consent to any other or subsequent act or omission, or as a waiver of the requirement for Bank's consent to be obtained in any future or other instance. All remedies of Bank against Borrower and Guarantor are cumulative.

     18.  No Release.  Guarantor shall not be released from its obligations
          ----------
under this Guaranty except by a writing signed by Bank.

     19.  Heirs, Successors and Assigns; Participations.  The terms of this
          ---------------------------------------------
Guaranty shall bind and benefit the heirs, legal representatives, successors and assigns of Bank and Guarantor; provided, however, that Guarantor may not assign this Guaranty, or assign or delegate any of its rights or obligations under this Guaranty, without the prior written consent of Bank in each instance. Bank in its sole discretion may sell or assign participations or other interests in the Loan and this Guaranty, in whole or in part, all without notice to or the consent of Guarantor and without affecting Guarantor's obligations under this Guaranty. Also without notice to or the consent of Guarantor, Bank may disclose any and all information in its possession concerning Guarantor, this Guaranty and any security for this Guaranty to any actual or prospective purchaser of any securities issued or to be issued by Bank, and to any actual or prospective purchaser or assignee of any participation or other interest in the Loan and this Guaranty.

     20.  Notices.  All notices given under this Guaranty must be in writing and
          -------
shall be effectively served upon delivery, or if mailed, upon the first to occur of receipt or the expiration of forty-eight hours after deposit in certified United States mail, postage prepaid, sent to the party at its address given at the end of this Guaranty. Those addresses may be changed by Bank or Guarantor by written notice to the other party. Service of any notice on any one Guarantor signing this Guaranty shall be effective service on Guarantor for all purposes.

     21.  Rules of Construction.  In this Guaranty, the word "Borrower" includes
          ---------------------
both the named Borrower and any other person who at any time assumes or otherwise becomes primarily liable for all or any part of the obligations of the named Borrower on the Loan. The word "person" includes any individual, company, trust or other legal entity of any kind. If this Guaranty is executed by more than one person, the word "Guarantor" includes all such persons. The word "include(s)" means "include(s), without limitation," and the word "including" means "including, but not limited to." When the context and construction so require, all words used in the singular shall be deemed to have been used in the plural and vice versa. No listing of specific instances, items or matters in any way limits the scope or generality of any language of this Guaranty. All headings appearing in this Guaranty are for convenience only and shall be disregarded in construing this Guaranty.

     22.  Governing Law.  This Guaranty shall be governed by, and construed in
          -------------
accordance with, the laws of the State of California.

     23.  Costs and Expenses.  If any lawsuit, reference or arbitration is
          ------------------
commenced which arises out of, or which relates to this Guaranty, the Loan Documents or the Loan, the prevailing party shall be entitled to recover from each other party such sums as the court, referee or arbitrator may adjudge to be reasonable attorneys' fees (including allocated costs for services of in-house counsel) in the action or proceeding, in addition to costs and expenses otherwise allowed by law. In all other situations, including any Insolvency Proceeding, Guarantor agrees to pay all of Bank's costs and expenses, including attorneys' fees (including allocated costs for services of Bank's in-house counsel) which may be incurred in any effort to collect or enforce the Loan or any part of it or any term of this Guaranty. From the time(s) incurred until paid in full to Bank, all sums shall bear interest at the Default Rate, as defined in the Loan Documents.

     24.  Consideration.  Guarantor acknowledges that it expects to benefit from
          -------------
Bank's extension of the Loan to Borrower because of its relationship to Borrower, and that it is executing this Guaranty in consideration of that anticipated benefit.

     25.  Integration; Modifications.  This Guaranty (a) integrates all the
          --------------------------
terms and conditions mentioned in or incidental to this Guaranty, (b) supersedes all oral negotiations and prior writings with respect to its subject matter, and
(c) is intended by Guarantor and Bank as the final expression of the agreement with respect to the terms and conditions set forth in this Guaranty and as the complete and exclusive statement of the terms agreed to by Guarantor and Bank. No representation, understanding, promise or condition shall be enforceable against any party hereto unless it is contained in this Guaranty. This Guaranty may not be modified except in a writing signed by both Bank and Guarantor. No course of prior dealing, usage of trade, parol or extrinsic evidence of any nature shall be used to supplement, modify or vary any of the terms hereof.

     26.  Miscellaneous.  The death or legal incapacity of any Guarantor shall
          -------------
not terminate the obligations of such Guarantor or any other Guarantor under this Guaranty, including its obligations with regard to future advances under the Loan Documents. The liability of all persons who are in any manner obligated under this Guaranty shall be joint and several. The illegality or unenforceability of one or more provisions of this Guaranty shall not affect any other provision. Any Guarantor who is married agrees that Bank may look to all of his or her community property and separate property to satisfy his or her obligations under this Guaranty. Time is of the essence in the performance of this Guaranty by Guarantor.

     27.  Counsel.  Guarantor acknowledges that Guarantor has had adequate
          -------
opportunity to carefully read this Guaranty and to consult with an attorney of Guarantor's choice prior to signing it.


     28.  Address Where Notices to Guarantor are to be Sent:
          --------------------------------------------------

          c/o BRE Properties, Inc.
          One Montgomery Street, Suite 2500
          Telesis Tower
          San Francisco, California 94104
          Attention:  LeRoy E. Carlson
          Phone:  (415) 445-6530
          Fax:      (415) 445-6599


          Address Where Notices to Bank are to be Sent:
          ---------------------------------------------

          Bank of America National Trust and Savings Association
          Commercial Real Estate Services/National Accounts 9105
          50 California Street, 11/th/ Floor
          San Francisco, California 94111
          Attention:  Laurence Hughes
          Phone:  (415) 445-4404
          Fax:      (415) 445-4154



Guarantor:

___________________________

By:  ______________________

Its:

     ___________________________
     By:
     Its:

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